Exhibit 99.1

Universal Logistics Holdings Reports First Quarter 2023 Financial Results; Declares Dividend

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First Quarter 2023 Operating Revenues: $437.4 million, 16.5% decrease
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First Quarter 2023 Operating Income: $38.2 million, 34.0% decrease
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First Quarter 2023 Earnings Per Share: $0.95 per share, 39.1% decrease
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Declares Quarterly Dividend: $0.105 per share

Warren, MI – April 27, 2023 — Universal Logistics Holdings, Inc. (NASDAQ: ULH) today reported consolidated first quarter 2023 net income of $24.9 million, or $0.95 per basic and diluted share, on total operating revenues of $437.4 million. This compares to net income of $42.0 million, or $1.56 per basic and diluted share, during first quarter 2022 on total operating revenues of $523.9 million.

In the first quarter 2023, Universal’s operating income decreased $19.6 million to $38.2 million, compared to $57.8 million in the first quarter one year earlier. Universal’s first quarter 2023 operating results were negatively impacted by a $1.2 million pre-tax charge for settlement of an auto liability claim in excess of policy limits. As a percentage of operating revenue, operating margin for the first quarter 2023 was 8.7%, compared to 11.0% during the same period last year. EBITDA, a non-GAAP measure, decreased $18.3 million during the first quarter 2023 to $56.7 million, compared to $75.0 million one year earlier. As a percentage of operating revenue, EBITDA margin for the first quarter 2023 was 13.0%, compared to 14.3% during the same period last year.

“Given an extremely challenging transportation backdrop, I am encouraged by the solid operating results Universal reported in the first quarter of 2023,” stated Universal’s CEO Tim Phillips. “Our diversification strategy is increasingly evident during a transportation down-cycle as our contract logistics segment was the cornerstone of Universal's financial performance in the first quarter. We continue to experience robust demand in our contract logistics segment, particularly in support of North American automotive production, and we anticipate firm demand through the remainder of the year. Our intermodal, trucking and company-managed brokerage segments experienced broad declines as weak import volumes, elevated inventory levels and excess capacity contributed to downward pressure on freight volumes and rates. While there are clearly headwinds in the transportation space, we believe our business model is sound, and we are well positioned when a recovery in the freight cycle begins.”

Segment Information:

Contract Logistics

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First Quarter 2023 Operating Revenues: $211.3 million, 4.8% increase
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First Quarter 2023 Operating Income: $27.8 million, 13.1% operating margin

In the contract logistics segment, which includes our value-added and dedicated services, first quarter 2023 operating revenues increased 4.8% to $211.3 million, compared to $201.6 million for the same period last year. At the end of the first quarter 2023, we managed 65 value-added programs compared to 63 at the end of the first quarter 2022. Included in contract logistics segment revenues were $9.7 million in separately identified fuel surcharges from dedicated transportation services, compared to $8.8 million during the same period last year. First quarter 2023 income from operations increased $4.3 million to $27.8 million, compared to $23.5 million during the same period last year. As a percentage of revenue, operating margin in the contract logistics segment for the first quarter 2023 was 13.1%, compared to 11.6% during the same period last year.

Intermodal

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First Quarter 2023 Operating Revenues: $111.0 million, 29.6% decrease
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First Quarter 2023 Operating Income: $6.8 million, 6.1% operating margin

Operating revenues in the intermodal segment decreased 29.6% to $111.0 million in the first quarter 2023, compared to $157.6 million for the same period last year. Included in intermodal segment revenues for the recently completed quarter were $17.1 million in separately identified fuel surcharges, compared to $18.2 million during the same period last year. Intermodal segment revenues also include other accessorial charges such as detention, demurrage and storage, which totaled $26.0 million during the first quarter 2023, compared to $36.2 million one year earlier. The average operating revenue per load, excluding fuel surcharges, decreased 18.7% and load volumes fell an additional 20.7% on a year-over-year basis. First quarter 2023 income from operations decreased $16.2 million to $6.8 million, compared to $23.0 million during the same period last year. As a percentage of revenue, operating margin in the intermodal segment for the first quarter 2023 was 6.1%, compared to 14.6% one year earlier.

Trucking

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First Quarter 2023 Operating Revenues: $79.7 million, 18.2% decrease
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First Quarter 2023 Operating Income: $3.8 million, 4.8% operating margin

In the trucking segment, first quarter 2023 operating revenues decreased 18.2% to $79.7 million, compared to $97.5 million for the same period last year. First quarter 2023 trucking segment revenues included $34.7 million of brokerage services, compared to $42.0 million during the same period last year. Also included in our trucking segment revenues were $7.2 million in separately identified fuel surcharges during the first quarter 2023, compared to $7.5 million in fuel surcharges during the same period last year. On a year-over-year basis, the average operating revenue per load, excluding fuel surcharges, decreased 8.8% and load volumes declined 11.8%. Income from operations in the first quarter 2023 decreased $3.6 million to $3.8 million compared to $7.4 million during the same period last year. As a percentage of revenue, operating margin in the trucking segment for the first quarter 2023 was 4.8% compared to 7.6% during the same period last year.

Company-managed Brokerage

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First Quarter 2023 Operating Revenues: $34.0 million, 47.9% decrease
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First Quarter 2023 Operating (Loss): $(0.4) million, (1.1)% operating margin

First quarter 2023 operating revenues in the company-managed brokerage segment decreased 47.9% to $34.0 million compared to $65.2 million for the same period last year. On a year-over-year basis, average operating revenue per load and load volumes in the company-managed brokerage segment decreased 22.1% and 18.9%, respectively. In the first quarter 2023, the company-managed brokerage segment experienced an operating loss of $(0.4) million compared to operating income of $3.9 million one year earlier. The first quarter 2023 operating results included a $1.2 million charge for settlement of an auto liability claim in excess of policy limits. As a percentage of revenue, operating margin for the first quarter 2023 was (1.1)% compared to 5.9% during the same period last year. The claims charge recorded in the first quarter 2023 adversely impacted the company-managed brokerage segment’s operating margin by 350 basis points.

Cash Dividend

Universal Logistics Holdings, Inc. also announced today that its Board of Directors has declared a cash dividend of $0.105 per share of common stock. The dividend is payable to shareholders of record at the close of business on June 5, 2023 and is expected to be paid on July 3, 2023.

Other Matters

As of April 1, 2023, Universal held cash and cash equivalents totaling $76.8 million, and $10.0 million in marketable securities. Outstanding debt at the end of the first quarter 2023 was $381.9 million and capital expenditures totaled $31.3 million.

Universal calculates and reports selected financial metrics not only for purposes of our lending arrangements but also in an effort to isolate and exclude the impact of non-operating expenses related to our corporate development activities. These statistics are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

Conference call:

We invite investors and analysts to our quarterly earnings conference call.

Quarterly Earnings Conference Call Dial-in Details:

Time:	10:00 a.m. Eastern Time
Date:	Friday, April 28, 2023
Call Toll Free:	(877) 270-2148
International Dial-in:	+1 (412) 902-6510

A replay of the conference call will be available through May 5, 2023, by calling (877) 344-7529 (toll free) or +1 (412) 317-0088 (toll) and using encore replay code 2912510. The call will also be available on investors.universallogistics.com.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal:

Universal Logistics Holdings, Inc. (“Universal”) is a holding company that owns subsidiaries engaged in providing a variety of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia. Our operating subsidiaries provide customers with supply chain solutions that can be scaled to meet their changing demands and volumes. Universal’s consolidated subsidiaries offer customers a broad array of services across the entire supply chain, including truckload, brokerage, intermodal, dedicated, and value-added services. In this press release, the terms “us,” “we,” “our,” or the “Company” refer to Universal and its consolidated subsidiaries.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “prospect,” “seek,” “believe,” “targets,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in Universal’s reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended
	April 1,	April 2,
	2023	2022
Operating revenues:
Truckload services	$46,401	$57,483
Brokerage services	68,673	107,172
Intermodal services	111,026	157,613
Dedicated services	85,232	75,487
Value-added services	126,064	126,106
Total operating revenues	437,396	523,861

Operating expenses:
Purchased transportation and equipment rent	156,085	232,131
Direct personnel and related benefits	139,752	136,667
Operating supplies and expenses	46,189	42,124
Commission expense	8,172	10,024
Occupancy expense	11,152	10,195
General and administrative	11,256	10,063
Insurance and claims	8,079	8,581
Depreciation and amortization	18,515	16,228
Total operating expenses	399,200	466,013
Income from operations	38,196	57,848
Interest expense, net	(4,975)	(2,433)
Other non-operating income	15	953
Income before income taxes	33,236	56,368
Provision for income taxes	8,360	14,360
Net income	$24,876	$42,008

Earnings per common share:
Basic	$0.95	$1.56
Diluted	$0.95	$1.56

Weighted average number of common shares outstanding:
Basic	26,281	26,864
Diluted	26,314	26,865

Dividends declared per common share:	$0.105	$0.105

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	April 1, 2023	December 31, 2022
Assets
Cash and cash equivalents	$76,775	$47,181
Marketable securities	9,987	10,000
Accounts receivable - net	332,407	350,720
Other current assets	54,657	51,751
Total current assets	473,826	459,652
Property and equipment - net	406,473	391,154
Other long-term assets - net	355,001	352,872
Total assets	$1,235,300	$1,203,678

Liabilities and shareholders' equity
Current liabilities, excluding current maturities of debt	$232,759	$221,598
Debt - net	377,724	378,500
Other long-term liabilities	156,518	156,650
Total liabilities	767,001	756,748
Total shareholders' equity	468,299	446,930
Total liabilities and shareholders' equity	$1,235,300	$1,203,678

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended
	April 1,	April 2,
	2023	2022
Contract Logistics Segment:
Average number of value-added direct employees	5,494	5,096
Average number of value-added full-time equivalents	812	1,584
Number of active value-added programs	65	63

Intermodal Segment:
Number of loads	122,299	154,207
Average operating revenue per load, excluding fuel surcharges	$567	$697
Average number of tractors	2,123	2,124
Number of depots	9	12

Trucking Segment:
Number of loads	44,855	50,860
Average operating revenue per load, excluding fuel surcharges	$1,607	$1,762
Average length of haul	399	403
Average number of tractors	894	1,000

Company-Managed Brokerage Segment:
Number of loads (a)	19,956	24,610
Average operating revenue per load (a)	$1,696	$2,176
Average length of haul (a)	619	574

(a) Excludes operating data from freight forwarding division in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data - Continued

(Dollars in thousands)

	Thirteen Weeks Ended
	April 1,	April 2,
	2023	2022
Operating Revenues by Segment:
Contract logistics	$211,296	$201,593
Intermodal	111,026	157,613
Trucking	79,715	97,485
Company-managed brokerage	33,956	65,206
Other	1,403	1,964
Total	$437,396	$523,861

Income from Operations by Segment:
Contract logistics	$27,781	$23,475
Intermodal	6,812	23,010
Trucking	3,789	7,419
Company-managed brokerage	(375)	3,863
Other	189	81
Total	$38,196	$57,848

Non-GAAP Financial Measures

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present EBITDA and EBITDA margin, each a non-GAAP measure, as supplemental measures of our performance. We define EBITDA as net income plus (i) interest expense, net, (ii) income taxes, (iii) depreciation, and (iv) amortization. We define EBITDA margin as EBITDA as a percentage of total operating revenues. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of net income, the most comparable GAAP measure, to EBITDA for each of the periods indicated:

	Thirteen Weeks Ended
	April 1,	April 2,
	2023	2022
	( in thousands)
EBITDA
Net income	$24,876	$42,008
Income tax expense	8,360	14,360
Interest expense, net	4,975	2,433
Depreciation	15,330	12,648
Amortization	3,185	3,580
EBITDA	$56,726	$75,029

EBITDA margin (a)	13.0%	14.3%

(a) EBITDA margin is computed by dividing EBITDA by total operating revenues for each of the periods indicated.

We present EBITDA and EBITDA margin because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

EBITDA has limitations as an analytical tool. Some of these limitations are:

• EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

• EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

• EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA and EBITDA margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and only supplementally on EBITDA and EBITDA margin.